Exhibit 10.14

SCHEDULE OF PARTICIPATING DIRECTORS

Armstrong Holdings, Inc. and Armstrong World Industries, Inc. have entered into substantially similar agreements with certain of its officers and directors, including M. Edward Sellers and Ruth M. Owades.